                                                                   Exhibit 10.49

                                 FIRST AMENDMENT

                                     TO THE

                      FISHER SCIENTIFIC INTERNATIONAL INC.

                         SAVINGS AND PROFIT SHARING PLAN

      In accordance with Section 11.1 of the Fisher Scientific International Inc. Savings and Profit Sharing Plan (the "Plan"), the Plan is hereby amended effective December 10, 2002, as follows:

The first sentence of Section 1.20 of the Plan is hereby amended and restated as follows:

"1.20 "Eligible Employee" means any Employee of a Company other than an Employee who is: (a) covered by a collective bargaining agreement between a union and the Company, provided that retirement benefits were the subject of good faith bargaining; (b) a leased employee within the meaning of section 414(n)(2) of the Code; or (c) an Employee who is eligible (or would be eligible upon satisfaction of service and/or age criteria) for another section 401(k) plan maintained by a Company."

      IN WITNESS WHEREOF, the Fisher Scientific International Inc. Savings and Profit Sharing Plan is amended this 12th day of December 2002.


                                        ADMINISTRATIVE AND INVESTMENT COMMITTEE

                                        /s/ Paul M. Meister
                                        ------------------------------------
                                        Paul M. Meister

                                        /s/ Todd M. DuChene
                                        ------------------------------------
                                        Todd M. DuChene